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                                                                Exhibit 10.12


             THE PITNEY BOWES OFFICE SYSTEMS, INC. 2001 STOCK PLAN

                            Effective as of ., 2001
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             THE PITNEY BOWES OFFICE SYSTEMS, INC. 2001 STOCK PLAN
             -----------------------------------------------------

         Section 1. Purpose.

         The purposes of this Pitney Bowes Office Systems, Inc. 2001 Stock Plan (the "Plan") are (1) to make available to key employees, certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company's future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and
(3) to align generally the interests of key employees of the Company and its Affiliates with the interests of the Company's stockholders.

         Section 2. Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         (b) "Award" shall mean any Option, Restricted Stock award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

         (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

         (d) "Board of Directors" shall mean the Board of Directors of the Company as it may be composed from time to time.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

         (f) "Committee" shall mean the Board of Directors, excluding any director who is not a Non-Employee Director" within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a Non-Employee Director within the meaning of Rule 16b-3.

         (g) "Company" shall mean Pitney Bowes Office Systems, Inc., or any successor thereto.

         (h) "Company Service" shall mean any service with the Company, the Company's former parent or any Affiliate in which the Company or its former parent have at least a 51% ownership interest.

         (i) "Covered Award" means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

         (j) "Covered Employees" means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, "covered employees" within the meaning of Section 162(m).

         (k) "Dividend Equivalent" shall mean any right granted under Section 6(c) of the Plan.

         (l) "Effective Date" shall mean the date that the Plan was approved by the sole stockholder of the Company.

         (m) "Employee" shall mean any employee or employee director of the Company or of any Affiliate.
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         (n)   "Fair Market Value" shall mean, with respect to any property
(including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods, or procedures as shall be established from time to time by the Committee.

         (o) "Incentive Stock Option" or "ISO" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code, or any successor provision thereto.

         (p)   "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         (q) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         (r)   "Other Stock-Based Award" shall mean any Award granted under
Section 6(d) of the Plan.

         (s) "Participant" shall mean an Employee who is granted an Award under the Plan.

         (t) "Performance Award" shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

         (u) "Performance Goals" means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria, which may be determined solely by reference to the Company's performance or the performance of a subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies:
(i) net income; (ii) earnings before income taxes; (iii) earnings per share;
(iv) return on stockholders' equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total stockholder return; (x) cash flow; (xi) return on assets; (xii) pre-tax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) quality of networks; (xviii) strategic innovation; or (xix) any combination of the foregoing. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

         (v) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (w) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

         (x) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

         (y) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

         (z)   "Restricted Stock Unit" shall mean any right granted under
Section 6(b) of the Plan that is denominated in Shares.

         (aa) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

         (bb) "Section 162(m)" means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

         (cc) "Share" or "Shares" shall mean share(s) of the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

         (dd) "Substitute Award" shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

         Section 3. Administration.

         (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:


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         (i)      designate Participants;

         (ii) determine the type or types of Awards to be granted to each Participant under the Plan;

         (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

         (iv)     determine the terms and conditions of any Award;

         (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

         (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

         (vii) interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

         (viii) establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

         (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

         (c) The Committee may delegate to one or more executive officers of the Company or to a committee of executive officers of the Company the authority to grant Awards to Employees who are not officers or directors of the Company and to amend, modify, cancel or suspend Awards to such employees, subject to Sections 7 and 9.

         Section 4. Shares Available For Awards.

         (a)      Maximum Shares Available. The maximum number of Shares that
                  ------------------------
may be issued to Participants pursuant to Awards under the Plan shall be C (the "Plan Maximum), subject to adjustment as provided in Section 4(c) below. Only C Shares may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under Section 6(b) of the Plan. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

         (i) Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

         (ii) Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

         (iii) Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

         (iv) Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

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         The maximum number of Shares that may be the subject of Awards made to a single Participant in any one calendar year shall be.

         (b)      Shares Available for ISOs. The maximum number of Shares for
                  -------------------------
which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in Section 4(c) below.

         (c)      Adjustments to avoid dilution. Notwithstanding paragraphs (a)
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and (b) above, in the event of a stock or extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and type of Shares subject to outstanding Awards, and
(iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

         (d)     Other Plans. Shares issued under other plans of the Company
                 -----------
shall not be counted against the Plan Maximum und er the Plan.

         Section 5.  Eligibility.

         Any Employee shall be eligible to be designated a Participant.

         Section 6. Awards.

         (a)     Options. The Committee is hereby authorized to grant Options to
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Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

         (i) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

         (ii) Times and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

         (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

         (iv) Termination of Employment. In the event that a Participant terminates employment or becomes disabled, Options granted hereunder shall be exercisable only as specified below:

                 (A) Disability, Death and Retirement. Except as otherwise provided in a written agreement with a Participant or as the committee may otherwise provide, If a Participant becomes disabled, dies or retires, any outstanding Option granted to such a Participant, whether or not full or partial vesting has occurred with respect to such Option at the time of the disability, death or retirement, shall be exercisable during the ten (10) year period beginning on the date of grant (or during such shorter period if the original term is less than ten (10 years) even though the disability, death or retirement occurs prior to the last day of such option term. Any vesting requirements under the Option shall be deemed to be satisfied as of the date of disability, death or retirement.

                  For purposes of the Plan, a Participant shall be considered to be "disabled" on the date he or she is determined to be totally disabled under the procedures and provisions of the Pitney Bowes Office

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                  Systems, Inc. Long Term Disability Plan or such other plan in which the Company participates as determined by the Committee (the "LTD Plan"), irrespective of whether the Participant is eligible for benefits under the LTD Plan. In addition, for purposes of the Plan, a Participant shall be considered to retire on the date he or she terminates employment on or after attainment of age 55 and the completion of 10 years of service (as determined under the methodology used in the Pitney Bowes Office Systems 401(k) Plan). In the case of death, an Option may be transferred to the executor of personal representative of the Participant's estate or the Participant's heirs by will or the laws of descent and distribution.

                  (B) Termination for Reasons Other Than Death, Disability or Retirement. Except as otherwise provided in a written agreement with a Participant or as the Committee may otherwise provide, if a Participant terminates employment for reasons other than death, disability or retirement, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three
                  (3) months of the date of termination of employment, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment. Except as otherwise provided in a written agreement with a Participant or as the Committee may otherwise provide, any outstanding Option granted to a Participant terminating employment other than for death, disability or retirement, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination and the Committee shall have no discretion to extend the exercise period of such Option.

                  (C) Sale of Business. Except as otherwise provided in a written agreement with a Participant or as the Committee may otherwise provide, in the event the "business unit," (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become 100% vested in all outstanding Options as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options during the three
                  (3) months following the closing of such transaction, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Except as otherwise provided in a written agreement with a Participant or as the Committee may otherwise provide, all Options which are unexercised at the end of such three (3) months shall be automatically forfeited.

                  (D) Conditions Imposed on Unvested Options. Notwithstanding the foregoing provisions describing the additional exercise periods for Options upon termination of employment, the Committee may in its sole discretion condition the right of a Participant to exercise any portion of a partially vested Option for which the Committee has established an additional exercise period on the Participant's agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgements. The unvested Options of any Participant for whom the Committee has given an additional exercise period subject to such conditions subsequent as set forth in this Section 6(a)(iv)(D) shall be forfeited immediately upon a breach of such conditions.

                  (E) Forfeiture for Gross Misconduct. Notwithstanding anything to the contrary herein, any Participant who engages in "Gross Misconduct", as defined herein, (including any Participant who may otherwise qualify for disability or retirement status) shall forfeit all outstanding, unexercised Options, whether vested or unvested, as of the date such Gross Misconduct occurs. For purposes of the Plan, Gross Misconduct shall be defined to mean (i) the Participant's conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant's duties or (ii) the Participant's willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company.

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

                  (F) Vesting. For purposes of the Plan, any reference to the "vesting" of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option with respect to all or a portion of the shares covered by the Option. The complete vesting of an Option shall be subject to Section 6(a)(iv)(E) hereof. Such vesting events or conditions may be set forth in the Notice of Grant or determined by the Committee.

         (b)      Restricted Stock and Restricted Stock Units. The Committee is
                  -------------------------------------------
hereby authorized to grant Awards of Restricted Stock and or Restricted Stock Units to Participants with the following terms and conditions.

         (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment over a specified period or the attainment of specified Performance Objectives (as defined in Section 6(e)(ii)(B)) or Performance Goals, in accordance with Section
                  13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing and except as provided in Section 8(a)(ii) below,
                  (A) any Awards of Restricted Stock or Restricted Stock Units as to which the sole restriction relates to the passage of time and continued employment must have a restriction period of not less than three years and (B) any Award not described in Clause (A) must have a restriction period of not less than one year subject, in the case of both (A) and (B) to the proviso to Section 6(b)(iii) below.

         (ii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner, as the Committee may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

         (iii) Termination of Employment. Except as otherwise provided in a written agreement with a Participant or as the Committee may otherwise provide, upon termination of employment of a Participant for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment is due to the death, total disability or retirement of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

         (c)      Dividend Equivalents. The Committee may grant to Participants
                  --------------------
Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions, as the Committee shall determine.

         (i) Termination of Employment. Except as otherwise provided in a written agreement with a Participant or as the Committee may otherwise provide, upon termination of the Participant's employment for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant's employment terminates because of the death, total disability or retirement of a Participant the Committee may determine that such right terminates at a later date.

         (d)      Other Stock-Based Awards. The Committee is hereby authorized
                  ------------------------
to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

         (i) Consideration. If applicable, Shares or other securities delivered pursuant to a purchase right granted under this
                  Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

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         (ii)     Termination of Employment. In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

         (e)      General. The following general provisions shall apply to all
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Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

         (i) Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

         (ii) Performance Awards. Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such Performance Objectives (as defined below) during such performance periods as are specified by the Committee. (Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require.)

                  (A) Terms. The Committee shall establish the terms and conditions of any Performance Award including the Performance Objectives (as defined below) to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

                  (B) Performance Objectives. The Committee shall establish "Performance Objectives" the achievement of which shall entitle the Participant to payment under a Performance Award. Performance Objectives may be any measure of the business performance of the Company, or any of its divisions or Affiliates, including but not limited to the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator specified by the Committee.

                  (C) Fulfillment of Conditions and Payment. The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

         (iii) Rule 16b-3 Six Month Limitations. To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16(b) of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

         (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale, transfer, thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

         Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order referred to above.

         (v) Gift Transfers. Notwithstanding Section 6(e)(iv) herein to the contrary, a Participant may transfer by gift the exercisable portion of an Option provided that the following conditions
                  (A) through (G) are met:

                  (A) The donees of the gift transfer are limited to Family Members and Family Entities;

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                  (B)      The Option is not further transferable by gift or
                  otherwise by such Family Member and Family Entity;

                  (C) All rights appurtenant to the Option including exercise rights, are irrevocability and unconditionally assigned to the donee;

                  (D) Transfers under this Section 6(e)(v) must meet all of the requirements under applicable provisions of the Internal Revenue Code to be considered "gift" transfers.

                  (E) Following the transfer, the donee is subject to the same terms and conditions under the Option as was the Participant;

                  (F) The early exercise of the transferred Option shall be triggered if the Participant dies, becomes disabled, retires or terminates employment prior to the end of the Option term in accordance with Section 6(a)(iv) hereof.

                  (G) For purposes of the Plan, the following definitions shall apply:

                  (1) Family Member means the Participant's natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, nephew, niece (including by adoption) and any person sharing the Participant's household (other than a tenant or employee); and

                  (2) Family Entity means any trust in which the Participant has more than a 50% beneficial interest and any entity in which the Participant and/or a Family Member owns more than a 50% of the voting interests.

         (vi) No Cash Consideration for Awards. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

         (vii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

         (viii) Forms Of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

         (ix) Term of Awards. Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

         (x) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

         Section 7.  Amendment And Termination Of Awards.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

         (a)     Amendments to Awards. Subject to Section 6(b)(i), the Committee
                 --------------------
may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder's consent. Notwithstanding the foregoing, the Committee shall not amend any outstanding Option to change the exercise price thereof to any price that is lower than the original exercise price thereof except in connection with an adjustment authorized under Section 4(c).

         (b)     Adjustments of Awards Upon Certain Acquisitions. In the event
                 -----------------------------------------------
the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

         (c)     Adjustments of Awards Upon the Occurrence of Certain Unusual or
                 ---------------------------------------------------------------
Nonrecurring Events. The Committee shall be authorized to make adjustments in
-------------------
the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

         (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

         Section 8. Acceleration Upon A Change Of Control. In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

         (a)      Effect on Awards.
                  ----------------

         (i) Options. In the event of a Change of Control, (1) all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option.

         (ii) Restricted Stock and Restricted Stock Units. In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. The Participant shall immediately have the right to the prompt delivery of certificates reflecting such Released Securities.

         (iii) Dividend Equivalents. In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

         (iv) Other Stock-Based Awards. In the event of a Change of Control, all outstanding Other Stock-Based Awards of whatever type become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

         (v) Performance Awards. In the event of a Change of Control, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

                  (A) Non-Financial Performance Objectives. The total amount of Performance Awards conditioned on nonfinancial Performance Objectives and those conditioned on financial Performance be immediately payable (or exercisable or released, as the case may be) as if the Performance Objectives had been fully achieved for the entire performance period.

                  (B) Financial Performance Objectives. For Performance Awards conditioned on financial Performance Objectives and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Objectives during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company's Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by Chase Manhattan Bank, N.A. as of the date of the Change of Control.

         (vi) Determination Final. The Committee's determination of amounts payable under this Section 8(a) shall be final. Except as otherwise provided in Section 8(a)(1), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

         (vii) Exclusion. The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of Shares or other Company common stock or Company voting securities.

         (b)      Change of Control Defined. "A Change of Control" shall be
                  -------------------------
                  deemed to have occurred if:


         (i) there is an acquisition, in any one transaction or a series of transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company. entitled to vote generally in the election of directors, as the case may be; or

         (ii) individuals who, as of o, 2001, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

         (iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the stockholders of the Company of a complete liquidation of dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company

         Section 9.  Amendment And Termination Of The Plan.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in
Section 4 hereof.

         Section 10.  General Provisions

         (a)     No Rights to Awards. No Employee, Participant or other Person
                 -------------------
shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b)     Withholding. The Company or any Affiliate shall be authorized
                 -----------
to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

         (c)     No Limit on Other Compensation Agreements. Nothing contained in
                 -----------------------------------------
the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

         (d)     No Right to Employment. The grant of an Award shall not be
                 ----------------------
construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (e)     Governing Law. The validity, construction, and effect of the
                 -------------
Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

         (f)     Severability. If any provision of the Plan or any Award is or
                 ------------
becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (g)     No Trust or Fund Created. Neither the Plan nor any Award shall
                 ------------------------
create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be that of an unsecured general creditor of the Company or any Affiliate.

         (h)     No Fractional Shares. No fractional Share shall be issued or
                 --------------------
delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i)     Headings. Headings are given to the sections and subsections of
                 --------
the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         Section 11.  Effective Date Of The Plan.

         The Plan shall be effective as of the date of its approval by the sole stockholder of the Company.

         Section 12.  Term Of The Plan.

         No Award shall be granted under the Plan after C, 2011. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

         Section 13.  Participants Subject to Section 162(m).

         (a)     Applicability. The provisions of this Section 13 shall be
                 -------------
applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not, other than upon a Change of Control, have discretion to waive or amend such Performance Goals or to, except as provided in Section 4(c), increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

         (b)     Certification. No shares shall be delivered and no payment
                 -------------
shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

         (c)     Procedures. The Committee may from time to time establish
                 ----------
procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

         (d)     Committee. Notwithstanding any other provision of the Plan, for
                 ---------
all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m).